FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

This First Amendment (the “Amendment”) of that certain Stock Purchase Agreement (the “Agreement”) is made as of December 30, 2008, by and among, MULTIBAND CORPORATION, a publicly traded Minnesota corporation (“Multiband”), BAS MATTINGLY MASTER, LLC, a Delaware limited liability company (“BMM”), BERNARD J. SCHAFER TRUST, LLC, a Delaware limited liability company (“Schafer”), BUILDING BLOCKS FAMILY TRUST, LLC, a Delaware limited liability company (“Block”), DirecTECH Holding Company, Inc., a Delaware corporation (“DTHC”), and North Star Trust Company, not in its corporate capacity but solely in its capacity as the trustee of the DirecTECH Holding Company Employee Stock Ownership Trust (the “ESOT”).  Each party hereto may be referred to herein individually as a “Party” and, collectively, as the “Parties”.

WITNESSETH:

WHEREAS, the Parties are party to the Stock Purchase Agreement by and among the Parties, dated as of November 3, 2008; and

WHEREAS, pursuant to the terms of Section 3.1 of the Agreement, the Parties desire to amend the Agreement to provide for a Closing Date of January 1, 2009, at 12:01 a.m. Central Standard Time; and

WHEREAS, pursuant to the terms of Section 3.1 of the Agreement, the Parties desire to amend the Agreement to provide for a Closing signing location of Chicago, Illinois and a virtual Closing as of January 1, 2009, at 12:01 a.m. Pacific Stanard Time; and

WHEREAS, the Parties desire to amend the Agreement to remove certain provisions related to MB Financial Bank, N.A. (“MB Financial”), as MB Financial has ceased acting as DTHC’s lender as of December 17, 2008;

WHEREAS, the Parties desire to amend the Agreement to provide that the cash payment of One Million and No/100 Dollars ($1,000,000.00) by Multiband to DTHC at the First Closing (as defined in the Agreement) will instead be paid as follows:  (1) Five Hundred Thousand and No/100 Dollars ($500,000.00) in cash at the First Closing; (2) Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) payable on demand on or after April 1, 2009; and (3) Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) payable on demand after Multiband’s retention of senior financing as required pursuant to the Agreement; provided, however, that Multiband must pay this amount on or before August 31, 2009.

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements hereinafter set forth, the Parties, intending to be legally bound, hereby agree as follows:

1.
The phrase “at 1:00p.m. Central Standard Time on January 1, , 2009, at 9449 Science Center Drive, New Hope, Minnesota” in Section 3.1 of the Agreement is hereby deleted in its entirety and replaced with the phrase “on January 1, 2009, at 12:01 a.m. Central Standard Time and the Closing may occur as a virtual Closing”.

2.
Each and every reference in Section 3.1 of the Agreement to “9449 Science Center Drive, New Hope, Minnesota” is hereby deleted in its entirety and replaced with the phrase “77 West Wacker Drive, Chicago, Illinois 60601”.

3.	Section 1.47 of the Agreement is deleted in its entirety and replaced with the following:

““Multiband Secured Promissory Note” and “Multiband Secured Promissory Notes” shall mean the Multiband Secured Promissory Notes described in Section 2.2 of this Agreement and attached hereto as Schedule 1.47”.

4.	Section 2.1 of the Agreement is deleted in its entirety and replaced with the following:

“Purchase and Sale.  Subject to the terms and conditions of this Agreement, at the Closing DTHC shall sell to Multiband the DTHC Operating Entities’ Stock, for (a) one promissory note (the “Working Capital Note”) issued by Mutliband to DTHC (i) in the amount of Five Hundred Thousand and No/100 Dollars ($500,000.00), and payable without interest over an eight-month period of time beginning on the Closing Date, and (ii) secured as set forth in Section 2.2 herein, and (b) a second promissory note (the “Primary Promissory Note”) issued by Multiband to DTHC (i) in the amount of Forty Million Two Hundred Thousand and No/100 Dollars ($40,200,000.00)(this dollar amount has been adjusted pursuant to Section 8.15 of this Agreement), (ii) payable and maturing four years after the Closing Date, (iii) bearing a per annum interest rate of 8.25% (adjusted from time to time if required by the terms of this Agreement), and (iv) secured as set forth in Section 2.2 herein (collectively, the “Note Consideration”).”

5.	Section 2.2 of the Agreement is deleted in its entirety and replaced with the following:

“Promissory Note Consideration.  Multiband shall deliver to DTHC on the Closing Date the Note Consideration.  The principal amount of the Primary Promissory Note shall be aggregated with the remaining principal amount due under the MMT Promissory Note, and the Working Capital Note and the Primary Promissory Note will be represented by two separate promissory notes in the respective amounts of Five Hundred Thousand and No/100 Dollars ($500,000.00) and Forty Million Two Hundred Thousand and No/100 Dollars ($40,200,000.00), which second dollar amount has been adjusted pursuant to Section 8.15 of this Agreement.  The Working Capital Note and the Primary Promissory Note shall be substantially in the forms attached hereto as Schedule 1.47 (the “Multiband Secured Promissory Notes”).  The Multiband Secured Promissory Notes, and the obligations under this Agreement shall be secured by: (a) a first-priority pledge of the DTHC Operating Entities’ Stock by Multiband to DTHC pursuant to a Loan and Stock Pledge Agreement in form and substance to be reasonably agreed by the Parties and to be attached hereto as Exhibit B (the “Loan and Pledge Agreement”); (b) a first-priority pledge of the 51% of MMT’s common stock that Multiband currently owns (the “Multiband MMT Stock”), pursuant to the Loan and Pledge Agreement; (c) a first-priority, perfected security interest in all of the assets of all of the DTHC Operating Entities, pursuant to a Security Agreement in form and substance to be reasonably agreed upon by the Parties and to be attached hereto as Exhibit C (the “Security Agreement”); and (d) an unconditional Guaranty by Multiband and the DTHC Operating Entities to DTHC in form and substance to be reasonably agreed upon by the Parties and to be attached hereto as Exhibit D (the “Guaranty”).”

6.	Section 3.3.7 of the Agreement is deleted in its entirety and replaced with the following:

“The duly executed Multiband Secured Promissory Notes, Loan and Pledge Agreement, Guaranty, and Security Agreement described in Section 2.2, and the duly executed Management Services Agreement described in Section 6.13;”

7.	Section 6.10 of the Agreement is deleted in its entirety and replaced with the following:

“Payment of Distributions.  Multiband agrees to pay to DTHC twenty percent (20%) of the net income of each of DTSW, DTNE, DTDC, JBM, and MMT every quarter, with net income calculated (i) by excluding from deductions to net income fifty percent (50%) of any FLSA expenses, and (ii) prior to any deductions from income due to payment of management services fees, or indemnification pursuant to this Agreement by DTSW, DTNE, DTDC, JBM, MMT, or Multiband’s other affiliates, in accordance with a payment schedule, calculation formula and procedures to be agreed by the Parties prior to the Closing.  These payments shall continue until consummation of the Second Closing Date.”

8.	Section 7.1.7 of the Agreement is deleted in its entirety and replaced with the following:

“Financing. DTHC shall have received evidence reasonably satisfactory to DTHC that Multiband and its subsidiaries will, after the Closing, have sufficient working capital and committed financing to finance their operations subsequent to the Closing (including for the payment of debt and preferred dividends) until the Multiband Secured Promissory Note is paid in full”.

9.	New Section 7.1.9 of the Agreement is hereby added to read as follows:

“Bas Mattingly Master, LLC $500,000 Working Capital Line of Credit for DTHC.  As a condition of receiving the solvency opinion letter contemplated by Section 7.1.8 of this Agreement, Bas Mattingly Master, LLC shall enter into that certain Bas Mattingly Master, LLC $500,000 Line of Credit with DTHC on terms and conditions and pursuant to documentation reasonably acceptable to DTHC and Bas Mattingly Master, LLC.”

10.	Section 8.11 of the Agreement is deleted in its entirety and replaced with the following: “RESERVED”.

11.	Section 8.13 of the Agreement is deleted in its entirety and replaced with the following:

“DTHC, the DTHC Affiliates, and DTHC’s stockholders and debtholders shall have mutually agreed upon the terms for repaying DTHC’s existing subordinated debt going forward; provided, however, that if Woody D. Bilyeu and Bilyeu Bucks LLC do not agree upon the terms for repaying DTHC’s existing debt going forward, this condition is waived with respect to Woody D. Bilyeu and Bilyeu Bucks LLC and DTHC hereby covenants only to the extent that the agreements contemplated by this Closing condition result in more favorable terms of repayment of DTHC’s subordinated debt going forward for other DTHC stockholders and debtholders to extend those more favorable terms to Woody D. Bilyeu and Bilyeu Bucks LLC.”

12.	Section 8.15 of the Agreement is deleted in its entirety and replaced with the following:

“Multiband and DTHC shall have reconciled all DTHC and DTHC Affiliates intercompany accounts relative to their balances on September 30, 2008, and adjusted the dollar amount of the Primary Promissory Note accordingly based upon any increases or decreases in such accounts since September 30, 2008 in a manner mutually satisfactory to DTHC and Multiband.”

13.	New Section 9.7 is hereby added to the Agreement to read as follows:

“DTHC shall deliver a Reconciliation Promissory Note to MMT in the amount of Five Million and No/100 Dollars ($5,000,000.00) in reconciliation of the DTHC inter-company accounts as contemplated by Section 8.15 of this Agreement.  DTHC may pay and offset this Reconciliation Promissory Note by reducing the amount of the Primary Promissory Note at the time and in the manner mutually agreed upon with Multiband.”

14.	New Section 9.8 is hereby added to the Agreement to read as follows:

“DTHC shall agree to pay Multiband a performance fee pursuant to its Management Services and Transition Agreement with DTHC of Five Hundred Thousand and No/100 Dollars ($500,000.00), which DTHC may pay by reducing the amount of the Primary Promissory Note at the time and in the manner mutually agreed upon with Multiband.”

15.	The phrase “5:00 p.m.” in Section 11.1.3 of the Agreement shall be replaced to read as follows: “12:01 a.m.”

16.	The Parties agree that certain documents shall be delivered after the Closing Date as set forth in the attached Post-Closing Schedule, which is incorporated in the Agreement by this reference.

17.	The remainder of the Agreement shall remain in full effect.

[Signatures begin on following page]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

Multiband:	MULTIBAND CORPORATION,
a Minnesota corporation

By:
James Mandel
Its: President

DTHC:	DIRECTECH HOLDING COMPANY, INC.,
a Delaware corporation

By:
Thomas A. Beaudreau
Its: President and CEO

BMM:	BAS MATTINGLY MASTER, LLC,
a Delaware limited liability company

By:
J. Basil Mattingly
Its: Voting Member

Block:	BUILDING BLOCKS FAMILY TRUST, LLC,
a Delaware limited liability company

By:
Henry E. Block
Its: Voting Member

Schafer:	BERNARD J. SCHAFER TRUST, LLC,
a Delaware limited liability company

By:
Bernard J. Schafer
Its: Voting Member

[Signatures continue on following page]

ESOT:	DIRECTECH HOLDING COMPANY EMPLOYEE STOCK OWNERSHIP TRUST

By: North Star Trust Company, not it its corporate capacity but solely in its capacity as the trustee of the DirecTECH Holding Company Employee Stock Ownership Trust

By:
Paul D. Trost
Its: Vice President

POST-CLOSING SCHEDULE

DTHC shall deliver to Multiband the certificate(s) representing the DTHC Operating Entities’ Stock referenced in Section 3.2.3 of the Agreement as soon as practicable following DTHC’s receipt of such certificate(s) from MB Financial.